                                                                    EXHIBIT 11.1


                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                     (In thousands, except per share data)

                                                                         Three Months Ended
                                                                            September  30,
                                                                     ---------------------------
                                                                        1997            1996
                                                                     ----------     ------------
PRIMARY EARNINGS (LOSS) PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS
Net earnings (loss)  per statement of operations used in
   primary earnings per share computation:
   Net earnings (loss)                                                $28,517        $(19,985)
   Dividends on Preferred Stock                                        (2,528)         (3,107)
   Premium on conversion of Preferred Stock                                -             (503)
                                                                      -------        --------
   Net earnings (loss), as adjusted                                   $25,989        $(23,595)
                                                                      =======        ========

Weighted average number of shares outstanding used in
   primary earnings (loss) per share computation:
   Weighted average number of shares                                   50,396          47,112
   Net shares issuable from assumed exercise of warrants
      and options, as determined by the application
      of the Modified Treasury Stock Method                             9,133              -
                                                                      -------        --------
                                                                       59,529          47,112
                                                                      =======        ========


Primary earnings (loss) per share (b)                                 $  0.44        $  (0.50)
                                                                      =======        ========


ADDITIONAL PRIMARY EARNINGS (LOSS) PER SHARE COMPUTATION


   Net earnings (loss), as per primary computation above              $25,989        $(23,595)
   Interest on borrowings, net of tax effect,
      on application of assumed proceeds from
      exercise of warrants and options in excess of
      20% limitation (a)                                                   -              123
                                                                      -------        --------
   Net earnings (loss), as adjusted                                   $25,989        $(23,472)
                                                                      =======        ========

   Weighted average number of shares outstanding,
      as per primary computation above                                 59,529          47,112
   Net shares issuable from assumed exercise of warrants
      and options, as determined by the application
      of the Modified Treasury Stock Method                                -            5,726
                                                                      -------        --------
   Weighted average number of shares outstanding, as adjusted          59,529          52,838
                                                                      =======        ========

Primary earnings (loss) per share, as adjusted                        $  0.44        $  (0.44)(c)
                                                                      =======        ========

                                                                    EXHIBIT 11.1


                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
   STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS) - Continued
                     (In thousands, except per share data)

                                                                                        Three Months Ended
                                                                                           September  30,
                                                                                    ---------------------------
                                                                                       1997            1996
                                                                                    ----------     ------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS
Net earnings (loss) per statement of operations used in
   fully diluted earnings per share computation:
   Net earnings (loss)                                                               $28,517        $(19,985)
   Dividends on Preferred Stock                                                           -           (3,107)
   Premium on conversion of Preferred Stock                                               -             (503)
                                                                                     -------        --------
   Net earnings (loss), as adjusted                                                  $28,517        $(23,595)
                                                                                     =======        ========


Weighted average number of shares outstanding used in
   fully diluted earnings (loss) per share computation:
   Weighted average number of shares                                                  50,396          47,112
   Shares issuable from assumed conversion of
      Preferred Stock                                                                 11,111              -
   Net shares issuable from assumed exercise of warrants
      and options, as determined by the application
      of the Modified Treasury Stock Method                                            9,335              -
                                                                                     -------        --------
                                                                                      70,842          47,112
                                                                                     =======        ========

Fully diluted earnings (loss) per share (b)                                          $  0.40        $  (0.50)
                                                                                     =======        ========



ADDITIONAL FULLY DILUTED EARNINGS (LOSS) PER SHARE
  COMPUTATION (c)

   Net earnings (loss) as per fully diluted computation above                        $28,517        $(23,595)
   Dividends on Preferred Stock                                                           -            3,107
   Interest on borrowings, net of tax effect,
      on application of assumed proceeds from
      exercise of warrants and options in excess of
      20% limitation (a)                                                                  -              123
   Interest on convertible subordinated debentures, net of tax effect (a)                 99             118
                                                                                     -------        --------
   Net earnings (loss), as adjusted                                                  $28,616        $(20,247)
                                                                                     =======        ========

   Weighted average number of shares outstanding,
      as per fully diluted computation above                                          70,842          47,112
   Shares issuable from assumed conversion of
      Preferred Stock                                                                     -           13,696
   Net shares issuable from assumed exercise of warrants
      and options, as determined by the application
      of the Modified Treasury Stock Method                                               -            5,726
   Shares issuable from assumed exercise of convertible subordinated debentures           15              15
                                                                                     -------        --------
   Weighted average number of shares outstanding, as adjusted                         70,857          66,549
                                                                                     =======        ========

Fully diluted earnings (loss) per share, as adjusted                                 $  0.40        $  (0.30)
                                                                                     =======        ========

----------------
(a) Adjustments to earnings have been shown net of tax effects which were calculated at the Company's effective tax rates.
(b) These figures agree with the related amounts in the statement of operations.
(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive effect.